As filed with the Securities and Exchange Commission on June 1, 2010
Registration No. 333-160011
333-160012
333-149088
333-146224
333-136818
333-124707
333-124705
333-124706
333-121927
333-121928
333-115169
333-115170
333-114983
333-105771
333-105772
333-97465
333-97467
333-87476
333-37640
333-78877
333-78879

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GLEACHER & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2655804 (I.R.S. Employer Identification No.)

1290 Avenue of the Americas New York, New York (Address of principal executive offices)	10104 (Zip code)

Broadpoint Gleacher Securities Group, Inc. 2007 Incentive Compensation Plan
Broadpoint Gleacher Securities Group, Inc. 2003 Non-Employee Directors Stock Plan
Broadpoint Gleacher Securities Group, Inc. 2005 Deferred Compensation Plan for Key Employees
Broadpoint Gleacher Securities Group, Inc. 2005 Deferred Compensation Plan for Professional and
Other Highly Compensated Employees
Broadpoint Gleacher Securities Group, Inc. 2001 Long-Term Incentive Plan
Broadpoint Gleacher Securities Group, Inc. 1999 Long-Term Incentive Plan
Broadpoint Gleacher Securities Group, Inc. 1989 Stock Incentive Plan
Broadpoint Gleacher Securities Group, Inc. Deferred Compensation Plan for Key Employees
Broadpoint Gleacher Securities Group, Inc. Deferred Compensation Plan for Professional and Other Highly Compensated Employees
Broadpoint Capital, Inc. Employees’ Retirement and Savings Plan
(Full title of plans)

* See explanatory note on following page
Eric J. Gleacher
Chief Executive Officer
Gleacher & Company, Inc.
1290 Avenue of the Americas
New York, NY 10104
(Name and address of agent for service)
(212) 273-7100
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Registered	Registered (1)	Offering Price Per Share (1)	Aggregate Offering Price (1)	Registration Fee (1)
Common Stock, $0.01 par value per share	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statements on Form S-8 (File Nos. 333-160011, 333-160012, 333-149088, 333-146224, 333-136818, 333-124707, 333-124705, 333-124706, 333-121927, 333-121928, 333-115169, 333-115170, 333-114983, 333-105771, 333-105772, 333-97465, 333-97467, 333-87476, 333-37640, 333-78877 and 333-78879). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

This Post-Effective Amendment No. 1 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
On May 27, 2010, Broadpoint Gleacher Securities Group, Inc., a New York corporation (“Broadpoint”), completed its reincorporation in the State of Delaware from the State of New York (the “Reincorporation”). The Reincorporation was completed pursuant to an Agreement and Plan of Merger, dated as of May 27, 2010 (the “Merger Agreement”), between Broadpoint and Gleacher & Company, Inc., a Delaware corporation and wholly-owned subsidiary of Broadpoint (“Gleacher,” the “Company” or the “Registrant”), pursuant to which Broadpoint merged with and into the Company with the Company surviving the Merger. The Board of Directors of Broadpoint approved the Reincorporation and the Merger Agreement at a meeting duly held on April 6, 2010 and the shareholders of Broadpoint approved the Reincorporation and the Merger Agreement at the annual shareholders meeting of Broadpoint held on May 27, 2010. Gleacher is deemed to be the successor issuer of Broadpoint, under Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Gleacher, as the successor issuer of Broadpoint, is filing this Post-Effective Amendment No. 1 to Registration Statements on Form S-8, File Nos. 333-160011, 333-160012, 333-149088, 333-146224, 333-136818, 333-124707, 333-124705, 333-124706, 333-121927, 333-121928, 333-115169, 333-115170, 333-114983, 333-105771, 333-105772, 333-97465, 333-97467, 333-87476, 333-37640, 333-78877 and 333-78879 (the “Registration Statements”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statements as a result of the Reincorporation.
In connection with the Reincorporation, Gleacher assumed the Broadpoint Gleacher Securities Group, Inc. 2007 Incentive Compensation Plan, Broadpoint Gleacher Securities Group, Inc. 2003 Non-Employee Directors Stock Plan, Broadpoint Gleacher Securities Group, Inc. 2005 Deferred Compensation Plan for Key Employees, Broadpoint Gleacher Securities Group, Inc. 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees, Broadpoint Gleacher Securities Group, Inc. 2001 Long-Term Incentive Plan, Broadpoint Gleacher Securities Group, Inc. 1999 Long-Term Incentive Plan, Broadpoint Gleacher Securities Group, Inc. 1989 Stock Incentive Plan, Broadpoint Gleacher Securities Group, Inc. Deferred Compensation Plan for Key Employees, Broadpoint Gleacher Securities Group, Inc. Deferred Compensation Plan for Professional and Other Highly Compensated Employees and Broadpoint Capital, Inc. Employees’ Retirement and Savings Plan (collectively, the “Plans”) and all of the outstanding options and equity awards under the Plans. The names of each Plan have been changed to Gleacher & Company, Inc. 2007 Incentive Compensation Plan, Gleacher & Company, Inc. 2003 Non-Employee Directors Stock Plan, Gleacher & Company, Inc. 2005 Deferred Compensation Plan for Key Employees, Gleacher & Company, Inc. 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees, Gleacher & Company Inc. 2001 Long-Term Incentive Plan, Gleacher & Company, Inc. 1999 Long-Term Incentive Plan, Gleacher & Company, Inc. 1989 Stock Incentive Plan, Gleacher & Company, Inc. Deferred Compensation Plan for Key Employees, Gleacher & Company, Inc. Deferred Compensation Plan for Professional and Other Highly Compensated Employees and Gleacher & Company Securities, Inc. Employees’ Retirement and Savings Plan respectively. At the effective time of the Reincorporation, each outstanding option to purchase shares of Broadpoint’s common stock, par value $0.01 per share (“Broadpoint Common Stock”), was converted into an option to purchase the same number of shares of Gleacher’s common stock, par value $0.01 per share (“Gleacher Common Stock”), with no changes in the option exercise price or other terms and conditions of such options. In addition, at the effective time of the Reincorporation, each other restricted stock award, restricted stock unit and equity-based award relating to Broadpoint Common Stock granted under any of the Plans was converted into an award to purchase the same number of shares of Gleacher Common Stock, with no changes in any other terms and conditions of such awards.
In accordance with paragraph (d) of Rule 414 promulgated under the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to Broadpoint pursuant to Rule 12g-3 promulgated under the Exchange Act, hereby expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act, including, but not limited to, Broadpoint’s most recent Annual Report on Form 10-K and the description of the Gleacher Common Stock as set forth on Form 8-A/A filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2010. The applicable registration fees were paid at the time of the original filings of the Registration Statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have been filed with or furnished to the SEC by the Registrant or Broadpoint are incorporated herein by reference and made a part hereof:
1.	Broadpoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 15, 2010;

2.	Broadpoint’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2010;

3.	Broadpoint’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 7, 2010;

4.	Broadpoint’s Current Reports on Form 8-K, filed with the SEC on February 22, 2010, February 25, 2010, March 31, 2010 and April 14, 2010, and the Registrant’s Current Report on Form 8-K, filed with the SEC on May 28, 2010; and

5.	The description of Gleacher Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 28, 2010, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are part hereof from the date of filing such documents. A report on Form 8-K furnished to the SEC shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address or telephone number:
Gleacher & Company, Inc.
1290 Avenue of the Americas
New York, New York 10104
(212) 273-7100
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     None.
Item 6. Indemnification of Directors and Officers
     The Registrant’s Bylaws permit the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law. Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the General Corporation Law of the State of Delaware (the “DGCL”), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the DGCL and subject to specified limitations set forth in the DGCL. The Registrant has also purchased director and officer liability insurance.

Item 8. Exhibits

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Gleacher & Company, Inc. (1)
4.2	Bylaws of Gleacher & Company, Inc. (1)
4.3	Specimen Certificate of Common Stock, par value $0.01 per share of Gleacher & Company, Inc. (1)
5.1	Opinion of Dewey & LeBoeuf LLP *
10.1	Broadpoint Gleacher Securities Group, Inc. 2007 Incentive Compensation Plan (2)
10.2	Broadpoint Gleacher Securities Group, Inc. 2003 Non-Employee Directors Stock Plan (3)
10.3	Broadpoint Gleacher Securities Group, Inc. 2005 Deferred Compensation Plan for Key Employees (4)
10.4	Broadpoint Gleacher Securities Group, Inc. 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (5)
10.5	Broadpoint Gleacher Securities Group, Inc. 2001 Long-Term Incentive Plan (6)
10.6	Broadpoint Gleacher Securities Group, Inc. 1999 Long-Term Incentive Plan (4)
10.7	Broadpoint Gleacher Securities Group, Inc. 1989 Stock Incentive Plan (7)
10.8	Broadpoint Gleacher Securities Group, Inc. Deferred Compensation Plan for Key Employees (8)
10.9	Broadpoint Gleacher Securities Group, Inc. Deferred Compensation Plan for Professional and Other Highly Compensated Employees (9)
10.10	Broadpoint Capital, Inc. Employees’ Retirement and Savings Plan (9)
23.1	Consent of Dewey & LeBoeuf LLP (contained in Exhibit 5.1) *
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm *
24.1	Powers of Attorney (also included on signature page) *

*	Filed herewith

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed May 28, 2010.

(2)	Previously filed as an exhibit to Broadpoint’s Registration Statement on Form S-8, filed June 16, 2009 (File No. 333-160012).

(3)	Previously filed as an exhibit to Broadpoint’s Registration Statement on Form S-8, filed June 16, 2009 (File No. 333-160011).

(4)	Previously filed as an exhibit to Broadpoint’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 15, 2010.

(5)	Previously filed as an exhibit to Broadpoint’s Registration Statement on Form S-8, filed January 10, 2005 (File No. 333-121928).

(6)	Previously filed as an exhibit to Broadpoint’s Registration Statement on Form S-8, filed July 31, 2002 (File No. 333-97467).

(7)	Previously filed as an exhibit to Broadpoint’s Registration Statement on Form S-8, filed May 20, 1999 (File No. 333-78877).

(8)	Previously filed as an exhibit to Broadpoint’s Registration Statement on Form S-8, filed May 23, 2000 (File No. 333-37640).

(9)	Previously filed as an exhibit to Broadpoint’s Annual Report on Form 10-K for the year ended December 31, 2000, filed March 29, 2000.
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of June, 2010.

GLEACHER & COMPANY, INC.
By:	/s/ Eric J. Gleacher
	Name:	Eric J. Gleacher
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Eric J. Gleacher and Jeffrey H. Kugler, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign this Post Effective Amendment to Registration Statements on Form S-8, and any amendments (including post-effective amendments) to said Registration Statements and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Gleacher	Chairman of the Board and	June 1, 2010
Eric J. Gleacher	Chief Executive Officer
(Principal Executive Officer)

/s/ Peter J. McNierney	Director, President and Chief	June 1, 2010
Peter J. McNierney	Operating Officer

/s/ Jeffrey H. Kugler	Acting Chief Financial Officer	June 1, 2010
Jeffrey H. Kugler	(Principal Accounting Officer)

/s/ Henry S. Bienen	Director	June 1, 2010
Henry S. Bienen

/s/ Marshall Cohen	Director	June 1, 2010
Marshall Cohen

/s/ Robert A. Gerard	Director	June 1, 2010
Robert A. Gerard

/s/ Mark R. Patterson	Director	June 1, 2010
Mark R. Patterson

Signature	Title	Date
/s/ Christopher R. Pechock	Director	June 1, 2010
Christopher R. Pechock

/s/ Bruce Rohde	Director	June 1, 2010
Bruce Rohde

/s/ Robert S. Yingling	Director	June 1, 2010
Robert S. Yingling